SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant  ☒                     Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

SBA Communications Corporation

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

Online
Go to www.envisionreports.com/SBAC or scan the QR code – login details are located in the shaded bar below.

Votes submitted electronically must be received by 11:59 P.M., Eastern Time, on May 24, 2023.

Important Notice Regarding the Availability of Proxy Materials for the

SBA Communications Corporation Shareholder Meeting to be Held on May 25, 2023

Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual shareholders’ meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important!

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. SBA’s proxy statement and annual report are available online at:

Easy Online Access – View your proxy materials and vote.
Step 1: Go to www.envisionreports.com/SBAC
Step 2: Click on Cast Your Vote or Request Materials.
Step 3: Follow the instructions on the screen to log in.
Step 4: Make your selections as instructed on each screen for your delivery preferences.
Step 5: Vote your shares.

When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.

Obtaining a Copy of the Proxy Materials - If you want to receive a copy of the proxy materials, you must request one. There is no charge to you for requesting a copy. Please make your request as instructed on the reverse side on or before May 15, 2023 to facilitate timely delivery.

2 N O T	C O Y

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SBA Communications Corporation’s Annual Meeting of Shareholders will be held at SBA Communications Corporation, Corporate Office, 8051 Congress Avenue, Boca Raton, FL 33487 on May 25, 2023 at 10:00 A.M. Eastern Time.

Proposals to be voted on at the meeting are listed below along with the Board of Directors’ recommendations.

The Board of Directors recommends a vote FOR all the director nominees listed in Proposal 1, FOR Proposals 2 and 3 and for the option of 1 YEAR in Proposal 4:

1.	Election of Director Nominees for a three-year term expiring at the 2026 Annual Meeting:

01 - Steven E. Bernstein

02 - Laurie Bowen

03 - Amy E. Wilson

2.	Ratification of the appointment of Ernst & Young LLP as SBA’s independent registered public accounting firm for the 2023 fiscal year.

3.	Approval, on an advisory basis, of the compensation of SBA’s named executive officers.

4.	Approval, on an advisory basis, of the frequency of future advisory votes on the compensation of SBA’s named executive officers.

Note: Such other business as may properly come before the Annual Meeting and any postponements or adjournments thereof.

For more information regarding attending the meeting, please contact SBA’s Investor Relations department at (561) 995-7670.

PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must go online or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice with you.

Here’s how to order a copy of the proxy materials and select delivery preferences:
Current and future delivery requests can be submitted using the options below.
If you request an email copy, you will receive an email with a link to the current meeting materials.
PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a copy of the proxy materials.
– Internet – Go to www.envisionreports.com/SBAC. Click Cast Your Vote or Request Materials.
– Phone – Call us free of charge at 1-866-641-4276.

–   Email – Send an email to investorvote@computershare.com with “Proxy Materials SBA Communications Corporation” in the subject line. Include your full name and address, plus the number located in the shaded bar on the reverse side, and state that you want a paper copy of the meeting materials.

To facilitate timely delivery, all requests for a paper copy of proxy materials must be received by May 15, 2023.
For more information regarding attending the meeting, please contact SBA’s Investor Relations department at (561) 995-7670.